Joe's Jeans Reports Second Quarter 2009 Results

LOS ANGELES, CA -- (Marketwire - July 15, 2009) - Joe's Jeans Inc. (the "Company") (NASDAQ: JOEZ) today announced financial results for the second quarter ended May 31, 2009. Highlights were:

--  Net income of $1,325,000 translating into earnings per share of $0.02 on a fully diluted basis.

--  Gross margins of 51 percent for the second quarter of fiscal 2009 compared to 47 percent for the second quarter of fiscal 2008.

--  Second quarter net sales of $17,179,000, a 4 percent decrease over the prior year comparative period.

For the second quarter, overall net sales were $17,179,000 compared to overall net sales of $17,955,000 from the prior year comparative period, a 4 percent decrease. Gross profit for the second quarter of fiscal 2009 was $8,683,000 compared to $8,438,000, a 3 percent increase. For the second quarter of fiscal 2009, gross margins were 51 percent compared to 47 percent for the prior year period, a 4 percentage point increase. SG&A expenses during the second quarter of fiscal 2009 were $6,904,000 compared to $6,372,000 in the second quarter of fiscal 2008, an 8 percent increase, primarily due to expenses associated with the retail stores we opened during the fourth quarter of fiscal 2008. This translated into net income for the second quarter of fiscal 2009 of $1,325,000 and earnings per share of $0.02.

Marc Crossman, President and Chief Executive Officer, commented, "We are pleased with the progress we made during the second quarter, namely improving our gross margin by 4 percentage points, growing our men's and international businesses, and generating over $1 million in sales from our recently opened Company owned retail stores."

Crossman continued, "While our growth for the first six months of this year was relatively flat at 1 percent, we have made a number of merchandising changes to give the consumer fresh and innovative product. As a result, our bookings indicate that we will see accelerated growth in the back half of the year."

To access the live call, please dial (800) 638-5495 (U.S.) or (617) 614-3946 (International). The conference ID number and participant passcode is 61951556 and is titled the "Q2 2009 Joe's Jeans Inc. Earnings Conference Call." The information provided on the teleconference is only accurate at the time of the conference call, and the Company will take no responsibility for providing updated information. A telephone replay of the conference call will be available beginning at 7:30 p.m. Eastern Time on July 15, 2009 until 11:59 p.m. Eastern Time on July 22, 2009 by dialing (888) 286-8010 (U.S) or (617) 801-6888 (international) and using the conference passcode 46810201. In addition, the conference call will be archived for two weeks on the Company's website at www.joesjeans.com.

                    JOE'S JEANS INC. AND SUBSIDIARIES
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (in thousands, except per share data)

                                                        Three months ended
                                                      ---------------------
                                                        May 31,    May 31,
                                                         2009       2008
                                                      ---------- ----------
                                                          (unaudited)
Net sales                                             $   17,179 $   17,955
Cost of goods sold                                         8,496      9,517
                                                      ---------- ----------
   Gross profit                                            8,683      8,438
                                                      ---------- ----------

Operating expenses
   Selling, general and administrative                     6,904      6,372
   Depreciation and amortization                             134         87
                                                      ---------- ----------
                                                           7,038      6,459
                                                      ---------- ----------
Operating income                                           1,645      1,979
   Interest expense                                           94        167
                                                      ---------- ----------
Income before provision for taxes                          1,551      1,812
   Income taxes                                              226        201
                                                      ---------- ----------
Net income                                            $    1,325 $    1,611
                                                      ========== ==========

Earnings per common share - basic                     $     0.02 $     0.03
                                                      ========== ==========

Earnings per common share - diluted                   $     0.02 $     0.03
                                                      ========== ==========

Weighted average shares outstanding
   Basic                                                  59,887     59,342
   Diluted                                                60,275     59,583

About Joe's Jeans Inc.

Joe's Jeans Inc. designs, produces and sells apparel and apparel-related products to the retail and premium markets under the Joe's® brand and related trademarks. More information is available at the company website at www.joesjeans.com.

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. The matters discussed in this news release involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. All statements in this news release that are not purely historical facts are forward-looking statements, including statements containing the words "intend," "believe," "estimate," "project," "expect" or similar expressions. Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to: the risk that the Company will be unsuccessful in gauging fashion trends and changing customer preferences; the risk that changes in general economic conditions, consumer confidence, or consumer spending patterns will have a negative impact on the Company's financial performance or strategies; the highly competitive nature of the Company's business in the United States and internationally and its dependence on consumer spending patterns, which are influenced by numerous other factors; the Company's ability to respond to the business environment and fashion trends; continued acceptance of the Joe's® brand in the marketplace; successful implementation of any growth or strategic plans; effective inventory management; the Company's ability to continue to have access on favorable terms to sufficient sources of liquidity necessary to fund ongoing cash requirements of its operations, which access may be adversely impacted by a number of factors, including the reduced availability of credit generally and the substantial tightening of the credit markets, including lending by financial institutions, who are sources of credit for the Company, the recent increase in the cost of capital, the level of the Company's cash flows, which will be impacted by the level of consumer spending and retailer and consumer acceptance of its products; the ability to generate positive cash flow from operations; competitive factors, including the possibility of major customers sourcing product overseas in competition with our products; the risk that acts or omissions by the company's third party vendors could have a negative impact on the company's reputation; a possible oversupply of denim in the marketplace; and other risks. The Company discusses certain of these factors more fully in its additional filings with the SEC, including its last annual report on Form 10-K filed with the SEC, and this release should be read in conjunction with that annual report on Form 10-K, together with all of the Company's other filings, including current reports on Form 8-K, made with the SEC through the date of this release. The Company urges you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release.

Any forward-looking statement is based on information current as of the date of this document and speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update these statements to reflect events or circumstances after the date on which such statement is made. Readers are cautioned not to place undue reliance on forward-looking statements.

Contact:
Joe's Jeans Inc.
Hamish Sandhu
323-837-3700 x 304